As filed with the Securities and Exchange Commission on March 18, 2015

Registration No. 333-205438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

On

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Foresight Energy LP

(Exact name of registrant as specified in its charter)

Delaware	80-0778894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 North Broadway, Suite 2600

Saint Louis, MO 63102

(314) 932-6160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Moore

President and Chief Executive Officer

211 North Broadway, Suite 2600

Saint Louis, MO 63102

(314) 932-6160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Ramey Layne

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Telephone: (713) 758-2222

Fax: (713) 758-2346

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 is filed by Foresight Energy LP (the “Partnership”), and amends the registration statement initially filed on Form S-3 (File No. 333-205438) with the Securities and Exchange Commission (the “Commission”) on July 2, 2015 and subsequently amended by Amendment No. 1 to Form S-3 on August 7, 2015 (the “Registration Statement”), which registered: (a) up to $1 billion of Partnership securities to be offered by the Partnership consisting of (i) common units representing limited partner interests in the Partnership (“Common Units”), (ii) other classes of units representing limited partner interests in the Partnership and (iii) debt securities of the Partnership and (b) 112,193,587 Common Units for resale by the selling unitholders identified therein. Because the Partnership no longer satisfies the eligibility requirements of Form S-3, the Partnership has filed this Post-Effective Amendment No. 2 on Form S-1 to terminate the registration of any securities that remain unsold under the Registration Statement.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Partnership hereby amends the Registration Statement to remove from registration the securities covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Louis, State of Missouri, on the 18th day of March, 2016.

Foresight Energy LP

By:	Foresight Energy GP LLC, its general partner

/s/ Robert D. Moore
Robert D. Moore
President, Chief Executive Officer and Director

/s/ James T. Murphy
James T. Murphy
Principal Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following officers and directors of Foresight Energy GP LLC, as managing general partner of Foresight Energy LP, the registrant, in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert D. Moore Robert D. Moore	President, Chief Executive Officer and Director	March 18, 2016

/s/ James T. Murphy James T. Murphy	Principal Financial Officer and Accounting Officer	March 18, 2016

* Christopher Cline	Principal Strategy Officer and Chairman of the Board of Directors	March 18, 2016

* G. Nicholas Casey	Director	March 18, 2016

* Bennett K. Hatfield	Director	March 18, 2016

* Daniel S. Hermann	Director	March 18, 2016

* Paul H. Vining	Director	March 18, 2016

By:	/s/ Robert D. Moore
Robert D. Moore
Attorney-in-fact